U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES MERGER ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

January 14, 2009

KLEVER MARKETING, INC.
(Name of small business issuer as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, Utah  84121
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code   (801) 847-6444

955 N. 400 W., Suite 8, North Salt Lake, Utah  84054
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c)).

Items 5.01 and 5.02:

Klever Marketing, Inc. (hereafter “Klever” or the “Company”) announced today that effective as of Friday, January 9th, 2009, a group of shareholders in the Company (Presidio Investments, LLC; Seabury Investors III, Limited Partnership and Tree of Starts, Inc.) sold a substantial share position of Klever preferred shares to PSF, Inc., a privately held Utah corporation, in which Mr. Paul Begum is a principal shareholder and officer and Mr. Robert A. Campbell is an affiliate.  This transaction when aggregated with an earlier purchase of 9,750,000 common shares by PSF, Inc. for $14,700 paid by Mr. Robert Campbell and the existing Klever stock holdings of Mr. Paul Begum and Robert Campbell, as affiliates, constitutes an effective control share block when all preferred shares acquired are exchanged for common.  The immediate share transaction was based upon the sale of 168,434 restricted convertible preferred shares for $275,000 which, when converted to common shares and aggregated with existing holding of the affiliates described above, would constitute approximately 39% of the issued and outstanding common voting shares of the Company.  The 168,434 preferred shares are convertible to 9,808,935 common shares.  Mr. Robert A. Campbell was the source of the $275,000 in purchase funds and will receive a presently undesignated right to acquire Klever shares from PSF, Inc.

The company joined in the transaction as an accommodation party by agreeing that the present board of directors would resign effective January 9th after substitution of three board nominees by the new controlling shareholders in the corporation.  The resigning shareholders were Mr. Bill Bailey, chairman of the board, Mr. Paul Begum, Mr. Jeremiah Cox and Mr. Craig Poulton.  Mr. Michael Mills and Ms. Bernadette Suckel had earlier tendered resignations in writing.  The board also acted by majority vote to terminate the directorship of Mr. John Hastings who was not present at the meeting.  Effective upon the termination of the foregoing directors, the old board as a final act appointed the following individuals to serve as the acting directors for the Company until the next regular shareholder meeting:

Mr. Robert A. Campbell
Mr. J. Raymond Norris
Mr. Paul G. Begum

A brief biographical description of each of these individuals is attached hereto and incorporated by this reference.

The Company intends to continue on seeking joint development, merger or acquisition possibilities for its existing “smart cart” technology.  At present, the Company does not have any active business purpose or revenues.

EXHIBITS:

Exhibit
Number	Description

Exhibit 1	Directors’ Biographicals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Klever Marketing, Inc.

Date: January 14, 2009	By /s/ Paul G. Begum
Paul G. Begum
Acting Chairman of the Board